Exhibit 99.1

Cross Country Healthcare Announces Third Quarter 2020 Financial Results

BOCA RATON, Fla.--(BUSINESS WIRE)--November 4, 2020--Cross Country Healthcare, Inc. (the "Company") (Nasdaq: CCRN) today announced financial results for its third quarter ended September 30, 2020.

SELECTED FINANCIAL INFORMATION:

Variance	Variance
Q3 2020 vs	Q3 2020 vs
Dollars are in thousands, except per share amounts	Q3 2020	Q3 2019	Q2 2020
Revenue	$193,968	(7)%	(11)%
Gross profit margin*	24.7%	30	bps	130	bps
Net loss attributable to common shareholders	$(1,334)	57%	91%
Diluted EPS	$(0.04)	$0.05	$0.35
Adjusted EBITDA*	$8,598	19%	(26)%
Adjusted EPS*	$0.12	$0.07	$(0.04)
Cash flows used in operations	$(8,456)	41%	(151)%

* Refer to accompanying tables and discussion of Non-GAAP financial measures below.

“We are encouraged by the resurgence in demand and have made steady progress growing our businesses throughout the third quarter,” said Kevin C. Clark, Co-Founder and Chief Executive Officer. “Cross Country’s digital transformation remains on track with the successful deployment of our new applicant tracking system for our largest business."

Third quarter consolidated revenue was $194.0 million, a decrease of 7% year-over-year and 11% sequentially. Consolidated gross profit margin was 24.7%, up 30 basis points year-over-year and 130 basis points sequentially. Net loss attributable to common shareholders was $1.3 million compared to $3.1 million in the prior year and $14.2 million in the prior quarter. Diluted EPS was a loss of $0.04 per share compared to losses of $0.09 per share in the prior year and $0.39 per share in the prior quarter. Adjusted EBITDA was $8.6 million or 4.4% of revenue, as compared with $7.3 million or 3.5% of revenue in the prior year, and $11.6 million or 5.4% of revenue in the prior quarter. Adjusted EPS was $0.12 compared to $0.05 in the prior year and $0.16 in the prior quarter.

The nine months ended September 30, 2020 included non-cash impairment charges of $16.1 million, which was comprised of $10.7 million, primarily related to goodwill and customer relationships for the Search business, and $5.4 million related to right-of-use assets and related property and equipment in connection with leases that were vacated during the year.

For the nine months ended September 30, 2020, consolidated revenue was $620.8 million, an increase of 2% year-over-year. Consolidated gross profit margin was 23.9%, down 90 basis points year-over-year. Net loss attributable to common shareholders was $17.6 million, or $0.49 per diluted share, compared to a loss of $56.6 million, or $1.58 per diluted share, in the prior year. Adjusted EBITDA was $24.8 million or 4.0% of revenue, as compared with $17.2 million or 2.8% of revenue in the prior year. Adjusted EPS was $0.27 compared to $0.08 in the prior year.

Quarterly Business Segment Highlights

Nurse and Allied Staffing

Revenue was $175.2 million, a decrease of 5% year-over-year and 12% sequentially. Contribution income was $18.2 million, an increase compared to $16.1 million in the prior year and a decrease compared to $20.6 million in the prior quarter. Average field contract personnel on a full-time equivalent basis (FTE)s were 5,403 as compared with 7,083 in the prior year and 5,801 in the prior quarter. Revenue per FTE per day was $353 compared to $284 in the prior year and $375 in the prior quarter.

Physician Staffing

Revenue was $16.5 million, a decrease of 19% year-over-year and 2% sequentially. Contribution income was $0.8 million, consistent with the prior year and a decrease compared to $1.2 million in the prior quarter. Total days filled were 9,682 as compared with 11,675 in the prior year and 9,195 in the prior quarter. Revenue per day filled was $1,699 as compared with $1,748 in the prior year and $1,835 in the prior quarter.

Search

Revenue was $2.3 million, a decrease of 41% year-over-year and an increase of 26% sequentially. Contribution loss was $0.3 million, compared to income of $0.1 million in the prior year and a loss of $1.1 million in the prior quarter.

Cash Flow and Balance Sheet Highlights

Cash flow used in operations for the quarter was $8.5 million compared to $14.2 million used in the prior year and $16.6 million provided by operations in the prior quarter, with the principal driver being a 15 day sequential increase in days' sales outstanding. For the nine months ended September 30, 2020, cash flow provided by operations was $25.3 million, compared to $10.9 in the prior year.

As of September 30, 2020, the Company had $3.4 million in cash and cash equivalents, $56.0 million of borrowings drawn under its asset-based loan facility (ABL), and $19.5 million of letters of credit outstanding. Availability under the ABL is subject to a borrowing base, which was $110.2 million as of September 30, 2020, with $34.7 million available for borrowing as of September 30, 2020.

Outlook for Fourth Quarter 2020

The guidance below applies to management’s expectations for the fourth quarter of 2020.

	Q4 2020 Range	Year-over-Year	Sequential
		Change	Change

Revenue	$185 million - $195 million	(14)% - (9)%	(5)% - 1%

Gross Profit Margin	24.5% - 25.0%	(20) bps - 30 bps	(20) bps - 30 bps

Adjusted EBITDA	$6.5 million - $8.5 million	(22)% - 3%	(24)% - (1)%

Adjusted EPS	$0.06 - $0.11	$(0.01) - $0.04	$(0.06) - $(0.01)

The Company continues to assess the impacts from COVID-19 on its operations, which were significant in the second and third quarters, and are expected to continue into the fourth quarter. As a result of the volatility and uncertainty from the pandemic, the Company has continued the use of wider guidance ranges for the fourth quarter.

The above estimates are based on current management expectations and, as such, are forward-looking and actual results may differ materially. The above ranges do not include the potential impact of any future divestitures, mergers, acquisitions or other business combinations, changes in debt structure, or future share repurchases. The guidance also reflects the impacts from certain cost actions the Company has identified, and actual results may differ depending on timing and further actions it may take. See accompanying Non-GAAP financial measures and tables below.

INVITATION TO CONFERENCE CALL

The Company will hold its quarterly conference call on Wednesday, November 4, 2020, at 5:00 P.M. Eastern Time to discuss its third quarter 2020 financial results. This call will be webcast live and can be accessed at the Company’s website at www.crosscountryhealthcare.com or by dialing 888-566-1099 from anywhere in the U.S. or by dialing 773-799-3716 from non-U.S. locations - Passcode: Cross Country. A replay of the webcast will be available from November 4th through November 19th at the Company’s website and a replay of the conference call will be available by telephone by calling 800-391-9847 from anywhere in the U.S. or 402-220-3093 from non-U.S. locations - Passcode: 2020.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare, Inc. (CCH) is a leader in providing total talent management including strategic workforce solutions, contingent staffing, permanent placement and other consultative services for healthcare clients. Leveraging nearly 35 years of expertise and insight, CCH solves complex labor-related challenges for clients while providing high-quality outcomes and exceptional patient care. As a multi-year Best of Staffing® Award winner, CCH is committed to excellence in delivery of its services and was the first public company to earn The Joint Commission Gold Seal of Approval® for Health Care Staffing Services Certification with Distinction.

Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company’s press releases, made with the Securities and Exchange Commission (SEC) filings and other notices by e-mail.

NON-GAAP FINANCIAL MEASURES

This press release and accompanying financial statement tables reference non-GAAP financial measures. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes they are useful to investors when evaluating the Company’s performance as they exclude certain items that management believes are not indicative of the Company’s future operating performance. Pro forma measures, if applicable, are adjusted to include the results of our acquisitions, and exclude the results of divestments, as if the transactions occurred in the beginning of the periods mentioned.]Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

FORWARD LOOKING STATEMENTS

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act, and are subject to the "safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "suggests", "appears", "seeks", "will", and "could", and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following: the potential impacts of the COVID-19 pandemic on our business, financial condition, and results of operations, our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel healthcare professionals, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of cyber security risks and cyber incidents on our business, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients’ ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, including our ability to successfully integrate acquired businesses and realize synergies from such acquisitions, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and our Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, and our other SEC filings. You should consult any further disclosures the Company makes on related subjects in its filings with the SEC.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to "we", "us", "our", or "Cross Country" in this press release mean Cross Country Healthcare, Inc. and its subsidiaries.

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2020	2019	2020	2020	2019

Revenue from services	$193,968	$209,200	$216,779	$620,811	$607,128
Operating expenses:
Direct operating expenses	145,965	158,194	166,045	472,471	456,280
Selling, general and administrative expenses	40,804	44,407	42,254	128,939	136,387
Bad debt expense	946	588	898	2,383	1,503
Depreciation and amortization	3,247	2,907	3,929	10,472	9,448
Acquisition and integration-related costs	—	(426)	—	77	385
Restructuring costs	2,316	1,607	2,330	5,210	2,884
Legal settlement charges	—	—	—	—	1,600
Impairment charges	1,071	1,804	15,011	16,082	16,306
Total operating expenses	194,349	209,081	230,467	635,634	624,793
(Loss) income from operations	(381)	119	(13,688)	(14,823)	(17,665)
Other expenses (income):
Interest expense	608	1,398	744	2,219	4,258
Loss on derivative	—	1,284	—	—	1,284
Loss on early extinguishment of debt	—	94	—	—	508
Other income, net	(10)	(54)	(5)	(46)	(212)
Loss before income taxes	(979)	(2,603)	(14,427)	(16,996)	(23,503)
Income tax expense (benefit)	169	94	(379)	(32)	31,840
Consolidated net loss	(1,148)	(2,697)	(14,048)	(16,964)	(55,343)
Less: Net income attributable to noncontrolling interest in subsidiary	186	431	103	610	1,226
Net loss attributable to common shareholders	$(1,334)	$(3,128)	$(14,151)	$(17,574)	$(56,569)

Net loss per share attributable to common shareholders - Basic and Diluted	$(0.04)	$(0.09)	$(0.39)	$(0.49)	$(1.58)

Weighted average common shares outstanding:
Basic and Diluted	36,176	35,865	36,123	36,058	35,797

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2020	2019	2020	2020	2019
Adjusted EBITDA: (a)
Net loss attributable to common shareholders	$(1,334)	$(3,128)	$(14,151)	$(17,574)	$(56,569)
Interest expense	608	1,398	744	2,219	4,258
Income tax (benefit) expense	169	94	(379)	(32)	31,840
Depreciation and amortization	3,247	2,907	3,929	10,472	9,448
Acquisition and integration-related costs (b)	—	(426)	—	77	385
Restructuring costs (c)	2,316	1,607	2,330	5,210	2,884
Legal settlements and fees (d)	837	—	1,561	2,398	1,600
Impairment charges (e)	1,071	1,804	15,011	16,082	16,306
Loss on derivative (f)	—	1,284	—	—	1,284
Loss on early extinguishment of debt (g)	—	94	—	—	508
Other income, net	(10)	(54)	(5)	(46)	(212)
Equity compensation	1,064	982	2,072	4,063	2,517
Applicant tracking system costs (h)	444	258	397	1,343	1,707
Net income attributable to noncontrolling interest in subsidiary	186	431	103	610	1,226
Adjusted EBITDA (a)	$8,598	$7,251	$11,612	$24,822	$17,182

Adjusted EPS: (i)
Numerator:
Net loss attributable to common shareholders	$(1,334)	$(3,128)	$(14,151)	$(17,574)	$(56,569)
Non-GAAP adjustments - pretax:
Acquisition and integration-related costs (b)	—	(426)	—	77	385
Restructuring costs (c)	2,316	1,607	2,330	5,210	2,884
Legal settlements and fees (d)	837	—	1,561	2,398	1,600
Impairment charges (excluding rebranding impacts) (e)	1,071	1,804	15,011	16,082	1,804
Rebranding impairments and accelerated amortization (e)	938	295	1,406	3,075	15,401
Loss on derivative (f)	—	1,284	—	—	1,284
Loss on early extinguishment of debt (g)	—	94	—	—	508
Applicant tracking system costs (h)	444	258	397	1,343	1,707
Nonrecurring income tax adjustments	—	—	313	313	35,675
Tax impact of non-GAAP adjustments	(20)	(59)	(958)	(990)	(2,044)
Adjusted net income (loss) attributable to common shareholders - non-GAAP	$4,252	$1,729	$5,909	$9,934	$2,635

Denominator:
Weighted average common shares - basic, GAAP	36,176	35,865	36,123	36,058	35,797
Dilutive impact of share-based payments (j)	228	318	76	253	177
Adjusted weighted average common shares - diluted, non-GAAP	36,404	36,183	36,199	36,311	35,974

Reconciliation:
Diluted EPS, GAAP	$(0.04)	$(0.09)	$(0.39)	$(0.49)	$(1.58)
Non-GAAP adjustments - pretax:
Acquisition and integration-related costs (b)	—	(0.02)	—	—	0.01
Restructuring costs (c)	0.06	0.05	0.06	0.14	0.08
Legal settlements and fees (d)	0.03	—	0.04	0.07	0.05
Impairment charges (excluding rebranding impacts) (e)	0.03	0.05	0.42	0.45	0.05
Rebranding impairments and accelerated amortization (e)	0.03	0.01	0.04	0.09	0.43
Loss on derivative (f)	—	0.04	—	—	0.04
Loss on early extinguishment of debt (g)	—	—	—	—	0.01
Applicant tracking system costs (h)	0.01	0.01	0.01	0.03	0.05
Nonrecurring income tax adjustments	—	—	0.01	0.01	0.99
Tax impact of non-GAAP adjustments	—	—	(0.03)	(0.03)	(0.05)
Adjusted EPS, non-GAAP (i)	$0.12	$0.05	$0.16	$0.27	$0.08

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	September 30,	December 31,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$3,446	$1,032
Accounts receivable, net	168,769	169,528
Prepaid expenses	3,348	6,097
Insurance recovery receivable	4,883	5,011
Other current assets	1,995	1,689
Total current assets	182,441	183,357
Property and equipment, net	12,363	11,832
Operating lease right-of-use assets	10,526	16,964
Goodwill	90,924	101,066
Trade names, indefinite-lived	5,900	5,900
Other intangible assets, net	36,322	44,957
Other non-current assets	19,362	18,298
Total assets	$357,838	$382,374

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$48,619	$45,726
Accrued employee compensation and benefits	39,961	31,307
Operating lease liabilities - current	4,732	4,878
Other current liabilities	3,354	3,554
Total current liabilities	96,666	85,465
Revolving credit facility	56,038	70,974
Operating lease liabilities - non-current	15,762	19,070
Non-current deferred tax liabilities	6,874	7,523
Long-term accrued claims	25,677	26,938
Contingent consideration	—	4,867
Other long-term liabilities	7,901	4,037
Total liabilities	208,918	218,874

Commitments and contingencies

Stockholders' equity:
Common stock	4	4
Additional paid-in capital	309,049	305,643
Accumulated other comprehensive loss	(1,294)	(1,240)
Accumulated deficit	(159,349)	(141,775)
Total Cross Country Healthcare, Inc. stockholders' equity	148,410	162,632
Noncontrolling interest in subsidiary	510	868
Total stockholders' equity	148,920	163,500
Total liabilities and stockholders' equity	$357,838	$382,374

Cross Country Healthcare, Inc.
Segment Data (k)
(Unaudited, amounts in thousands)

	Three Months Ended						Year-over-Year	Sequential
	September 30,	% of	September 30,	% of	June 30,	% of	% change	% change
	2020	Total	2019	Total	2020	Total	Fav (Unfav)	Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$175,244	90%	$184,974	88%	$198,098	91%	(5)%	(12)%
Physician Staffing	16,452	9%	20,407	10%	16,872	8%	(19)%	(2)%
Search	2,272	1%	3,819	2%	1,809	1%	(41)%	26%
	$193,968	100%	$209,200	100%	$216,779	100%	(7)%	(11)%

Contribution income (loss): (l)
Nurse and Allied Staffing	$18,233		$16,097		$20,638		13%	(12)%
Physician Staffing	827		811		1,219		2%	(32)%
Search	(308)		78		(1,051)		(495)%	71%
	18,752		16,986		20,806		10%	(10)%

Corporate overhead (m)	12,499		10,975		13,224		(14)%	5%
Depreciation and amortization	3,247		2,907		3,929		(12)%	17%
Acquisition and integration-related costs (b)	—		(426)		—		(100)%	—%
Restructuring costs (c)	2,316		1,607		2,330		(44)%	1%
Impairment charges (e)	1,071		1,804		15,011		41%	93%
(Loss) income from operations	$(381)		$119		$(13,688)		(420)%	97%

	Nine Months Ended						Year-over-Year
	September 30,	% of	September 30,	% of			% change
	2020	Total	2019	Total			Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$561,575	91%	$541,398	89%			4%
Physician Staffing	51,505	8%	54,594	9%			(6)%
Search	7,731	1%	11,136	2%			(31)%
	$620,811	100%	$607,128	100%			2%

Contribution income (loss): (l)
Nurse and Allied Staffing	$53,028		$46,504				14%
Physician Staffing	2,677		1,724				55%
Search	(1,694)		(526)				(222)%
	54,011		47,702				13%

Corporate overhead (m)	36,993		34,744				(6)%
Depreciation and amortization	10,472		9,448				(11)%
Acquisition and integration-related costs (b)	77		385				80%
Restructuring costs (c)	5,210		2,884				(81)%
Legal settlement charges (d)	—		1,600				100%
Impairment charges (e)	16,082		16,306				1%
Loss from operations	$(14,823)		$(17,665)				16%

Cross Country Healthcare, Inc.
Summary Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2020	2019	2020	2020	2019

Net cash (used in) provided by operating activities	$(8,456)	$(14,249)	$16,569	$25,275	$10,893
Net cash used in investing activities	(1,169)	(368)	(1,528)	(3,659)	(2,042)
Net cash provided by (used in) financing activities	6,818	(735)	(21,402)	(19,183)	(15,413)
Effect of exchange rate changes on cash	19	(20)	(4)	(19)	1
Change in cash and cash equivalents	(2,788)	(15,372)	(6,365)	2,414	(6,561)
Cash and cash equivalents at beginning of period	6,234	24,830	12,599	1,032	16,019
Cash and cash equivalents at end of period	$3,446	$9,458	$6,234	$3,446	$9,458

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2020	2019	2020	2020	2019

Consolidated gross profit margin (n)	24.7%	24.4%	23.4%	23.9%	24.8%

Nurse and Allied Staffing statistical data:
FTEs (o)	5,403	7,083	5,801	6,116	7,039
Average Nurse and Allied Staffing revenue per FTE per day (p)	$353	$284	$375	$335	$282

Physician Staffing statistical data:
Days filled (q)	9,682	11,675	9,195	29,077	32,709
Revenue per day filled (r)	$1,699	$1,748	$1,835	$1,771	$1,669

(a)

Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, is defined as net (loss) income attributable to common shareholders before interest expense, income tax expense (benefit), depreciation and amortization, acquisition and integration-related costs, restructuring costs, legal settlements and fees, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, other expense (income), net, equity compensation, applicant tracking system costs, and includes net income attributable to noncontrolling interest in subsidiary. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net income attributable to common shareholders as an indicator of operating performance. Management uses Adjusted EBITDA for planning purposes and as one performance measure in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure typically used in the Company's credit facilities in calculating various ratios. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company's consolidated revenue.

(b)

Acquisition and integration-related costs include costs for prior acquisitions, costs incurred for potential transactions, and accretion and valuation adjustments related to the contingent consideration liability for the Mediscan acquisition.

(c)	Restructuring costs are primarily comprised of employee termination costs, lease-related exit costs, and reorganization costs as part of planned cost savings initiatives.
(d)

Legal settlements and fees include legal settlement charges as presented on the consolidated statements of operations as well as legal fees pertaining to non-operational legal matters which are included in selling, general and administrative expenses. For the nine months ended September 30, 2019, we incurred legal settlement charges pertaining to the resolution of a medical malpractice lawsuit in excess of carrier limits as well as a California wage and hour class action settlement. For the nine months ended September 30, 2020, we incurred $2.4 million in legal fees related to an ongoing legal matter outside the normal course of operations, incurred during the second and third quarters.

(e)

Impairment charges in 2020 of $16.1 million were comprised of $10.7 million primarily related to goodwill and other intangible assets for the Search business and $5.4 million related to right-of-use assets and related property and equipment in connection with leases that were vacated during the second and third quarters. Impairment charges in 2019 related to trade name impairment of $14.5 million related to Nurse and Allied Staffing resulting from the Company's rebranding initiative and $1.8 million related to the Company's decision to cease use of certain of its leased properties in conjunction with its restructuring plan. Rebranding impairments and accelerated amortization related to finite-lived trade names in connection with the rebranding initiatives.

(f)	Loss on derivative represents the amount paid to terminate an interest rate hedge related to our term loan that was refinanced in October 2019.
(g)

Loss on early extinguishment of debt for the three and nine months ended September 30, 2019 represents write-offs of debt issuance costs related to a reduction in borrowing capacity on our revolving credit facility. The nine months ended September 30, 2019 also includes write-offs of debt issuance costs due to optional prepayments in the first and second quarters as well as an optional reduction in borrowing capacity taken in the first quarter.

(h)

Applicant tracking system costs are related to the Company's project to replace its legacy system supporting its travel nurse staffing business. These costs are reported in selling, general and administrative expenses on the consolidated statement of operations and included in corporate overhead in segment data.

(i)

Adjusted EPS, a non-GAAP financial measure, is defined as net (loss) income attributable to common shareholders per diluted share before the diluted EPS impact of acquisition and integration-related costs, restructuring costs, legal settlements and fees, impairment charges, rebranding impairments and accelerated amortization, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, applicant tracking system costs, and nonrecurring income tax adjustments. Adjusted EPS should not be considered a measure of financial performance under GAAP. Management presents Adjusted EPS because it believes that Adjusted EPS is a useful supplement to its reported EPS as an indicator of operating performance. Management believes it provides a more useful comparison of the Company's underlying business performance from period to period and is more representative of the future earnings capacity of the Company.

(j)

Due to the net loss for the three months ended September 30, 2020, September 30, 2019, and June 30, 2020, and for the nine months ended September 30, 2020 and 2019, 228, 318, 76, 253, and 177 shares (in thousands) were excluded from diluted weighted average shares.

(k)	Segment data provided is in accordance with the Segment Reporting Topic of the FASB ASC.
(l)

Contribution income is defined as income (loss) from operations before depreciation and amortization, acquisition and integration-related costs, restructuring costs, legal settlement charges, impairment charges, and corporate overhead. Contribution income is a financial measure used by management when assessing segment performance.

(m)

Corporate overhead includes unallocated executive leadership and other centralized corporate functional support costs such as finance, IT, legal, human resources, and marketing, as well as public company expenses and corporate-wide projects (initiatives).

(n)

Gross profit is defined as revenue from services less direct operating expenses. The Company's gross profit excludes allocated depreciation and amortization expense. Gross profit margin is calculated by dividing gross profit by revenue from services.

(o)	FTEs represent the average number of Nurse and Allied Staffing contract personnel on a full-time equivalent basis.
(p)

Average revenue per FTE per day is calculated by dividing the Nurse and Allied Staffing revenue per FTE by the number of days worked in the respective periods. Nurse and Allied Staffing revenue also includes revenue from the permanent placement of nurses.

(q)	Days filled is calculated by dividing the total hours invoiced during the period, including an estimate for the impact of accrued revenue, by 8 hours.
(r)	Revenue per day filled is calculated by dividing revenue as reported by days filled for the period presented.

Contacts

Cross Country Healthcare, Inc.
William J. Burns, 561-237-2555
Executive Vice President & Chief Financial Officer
wburns@crosscountry.com